EXHIBIT 99.1
GEOGLOBAL ANNOUNCES RESULTS OF RESOURCE REPORT

Calgary, Alberta, Canada, June 30, 2011 – GeoGlobal Resources Inc. (GeoGlobal or the Company) (NYSE Amex: GGR) today announced a summary of the Resource Report prepared by Netherland, Sewell & Associates, Inc. (NSAI) of Houston, Texas on the offshore Israel licenses known as 347/Myra and 348/Sara.  The Company holds a 5% participating interest in each of these licenses and is designated as the operator.

NSAI conducted an assessment of the gross (100%) prospective resources as of June 15, 2011.  Prospective resources are those quantities of petroleum which are estimated, as of a given date, to be potentially recoverable from undiscovered accumulations by application of future development projects.  The prospective resources included in the Resource Report indicate exploration opportunities and development potential in the event a petroleum discovery is made and should not be construed as reserves or contingent resources.

“The completion of the NSAI Resource Report represents another major milestone in our operations in Israel” said Paul B. Miller, President and CEO. “The results independently confirm our belief that Myra and Sara are high potential exploration blocks.  Our primary target of the Tamar (Oligocene/Miocene) sands in both Myra and Sara have a 63% and 54% chance of geological success.  Further, during the interpretation of the reprocessed 3D seismic, we have potentially identified additional gas targets as well as deeper oil targets.  This NSAI Resource Report provides GeoGlobal and its partners with independent confirmation of valuable information as we prepare to initiate our drilling program.”

The estimated unrisked gross (100%) prospective gas resources for the Myra and Sara licenses are:
	Unrisked Gross (100%) Prospective Gas Resources (MMCF)
Drilling License/Reservoir	Low Estimate (P90)	Best Estimate (P50)	High Estimate (P10)	Mean
Myra
Miocene	50,850	189,097	621,975	277,661
Oligocene/Miocene	92,450	1,103,851	10,867,071	4,047,572
Tortonian	25,319	128,140	597,821	233,201
Sara
Cretaceous Fan	242,441	583,413	1,275,367	673,110
Oligocene/Miocene	232,409	790,536	2,406,793	1,095,401
Lower Cretaceous	30,293	120,228	397,967	176,154

The estimated unrisked gross (100%) prospective oil resources for the Myra and Sara licenses are:
	Unrisked Gross (100%) Prospective Oil Resources (MBBL)
Drilling License/Reservoir	Low Estimate (P90)	Best Estimate (P50)	High Estimate (P10)	Mean
Myra
Upper Jurassic	13,100	63,841	278,125	113,422
Sara
Upper Jurassic	4,636	21,295	89,411	37,323

Resource estimates may be prepared using either deterministic or probabilistic methods.  In the deterministic method, a discrete value or array of values for each parameter is selected based on the estimator’s choice of the values that are most appropriate for the corresponding resources category.  A single outcome of recoverable quantities is derived for each deterministic increment or scenario.  In the probabilistic method, the estimator defines a distribution representing the full range of possible values for each input parameter.  These distributors may be randomly sampled (typically using Monte Carol simulation) to compute a full range and distribution of potential outcome of results of recoverable quantities.  This approach is most often applied to volumetric resources calculations in the early phases of an exploitation and development project.  The prospective resources shown in this Resource Report have been estimated using probabilistic methods and are dependent on a petroleum discovery being made.  If a discovery is made, the probability that the potentially recoverable volumes will equal or exceed the unrisked estimated amounts is 90% for the low estimate, 50% for the best estimate and 10% for the high estimate.  Mean values are reported in addition to the low, best and high estimates.  The mean is the arithmetic average of all the possible outcomes.

The following table shows the risk elements and overall probability of geological success for each prospect.

	Risk Elements				Probability of Geological Success
Drilling License/Reservoir	Trap Integrity	Reservoir Quality	Source Evaluation	Timing/ Migration
Myra
Miocene	0.50	0.40	1.00	0.80	0.16
Oligocene/Miocene	0.70	0.90	1.00	1.00	0.63
Tortonian	0.70	0.40	1.00	0.80	0.22
Upper Jurassic	0.70	0.40	0.60	0.95	0.16
Sara
Cretaceous Fan	0.70	0.50	0.95	0.95	0.32
Lower Cretaceous	0.80	0.40	0.70	0.95	0.21
Oligocene/Miocene	0.60	0.90	1.00	1.00	0.54
Upper Jurassic	0.80	0.50	0.60	0.95	0.23
*Bold lines above denote our intended primary target formation/reservoir

The estimates for risked resources are derived directly from the estimates for unrisked resources incorporating a geologic risk assessment for each prospect.  Geologic risking of prospective resources addresses the probability of success for the discovery of petroleum; this risk analysis is conducted independent of probabilistic estimations of petroleum volumes and without regard to the chance of development.  Principal risk elements of the petroleum system include: (1) trap and seal characteristics; (2) reservoir presence and quality; (3) source rock capacity, quality and maturity; and (4) timing, migration and preservation of petroleum in relation to trap and seal formation.  Geologic risk assessment is a highly subjective process dependent upon the experience and judgment of the evaluators and is subject to revisions with further data acquisition or interpretation.  The primary risk for all of the reservoirs except the Oligocene/Miocene reservoirs is reservoir quality.  The reservoir quality risk is high because no well log data exist in the immediate vicinity to determine the porosity ranges of the reservoirs. The primary risk for the Oligocene/Miocene reservoirs is trap integrity.  For the Sara license, trap integrity of the Oligocene/Miocene reservoir is high because the trap depends upon fault seal.  For the Myra license, trap integrity of the Oligocene/Miocene reservoir is high because the structure may not close to the south.

Certain abbreviations used within the NSAI Resource Report and within this press release are as follows:
•	MBBL is thousands of barrels
•	MMCF is millions of cubic feet
•	P10 is 10% confidence level
•	P50 is 50% confidence level
•	P90 is 90% confidence level

About GeoGlobal
GeoGlobal Resources Inc., headquartered in Calgary, Alberta, Canada, is a U.S. publicly traded oil and gas company, which, through its subsidiaries, is engaged in the pursuit of petroleum and natural gas in high potential exploration targets through exploration and development in India, Israel and Colombia.

Cautionary Statement For Purposes Of The “Safe Harbor” Provisions Of The US Private Securities Litigation Reform Act Of 1995

This press release may contain statements which constitute forward-looking statements within the meaning of the US Private Securities Litigation Reform Act of 1995, including statements regarding the plans, intentions, beliefs and current expectations of GeoGlobal Resources Inc., its directors, or its officers with respect to the oil and gas exploration, development and drilling activities being conducted and intended to be conducted and the outcome of those activities on the exploration blocks in which the Company has an interest. The company updates forward-looking information related to operations, production and capital spending on a quarterly basis and updates reserves, if any, on an annual basis.

We caution you that various risk factors accompany our forward-looking statements and are described, among other places, under the caption “Risk Factors” in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.  These risk factors could cause our operating results, financial condition and ability to fulfill our plans to differ materially from those expressed in any forward-looking statements made in this press release and could adversely affect our financial condition and our ability to pursue our business strategy and plans. If our plans fail to materialize, your investment will be in jeopardy.

Cautionary Note to U.S. Investors

The United States Securities and Exchange Commission (the "SEC") permits oil and gas companies, in their filings with the SEC, to disclose proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions, as well as probable and possible reserves. The Company uses certain terms in this press release, such as prospective resources, that the SEC guidelines strictly prohibit us from including in filings with the SEC.  U.S. Investors are cautioned that the discussion of resource estimates in this news release does not contain any information about deposits that would qualify as deposits of “reserves” under SEC reserves reporting rules.  Investors should not assume that any part of the resources estimates discussed in this news release will ever be considered “reserves” under applicable U.S. standards.  Also, investors are cautioned not to assume that all or any part of a resource exists or (if it exists) is economically or legally extractable.  The commercial viability of these resources is affected by numerous factors which are beyond the Company’s control and which cannot be predicted, such as the potential for further financing, environmental, permitting, legal, title, taxation, socio-political, marketing, or other relevant issues.   For a description of the risks and uncertainties facing the Company and its business and affairs, readers should refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2010, as amended, and subsequent quarterly reports on Form 10-Q available on http://www.sec.gov.

The estimates in the referenced report were prepared for use in filings with the Israel Securities Authority in accordance with the definitions and guidelines set forth in the 2007 Petroleum Resources Management System (PRMS) approved by the Society of Petroleum Engineers (SPE).  As a consequence, the information contained in this news release may not be comparable to resource information provided by other oil and gas companies in the United States.

An investment in shares of our common stock involves a high degree of risk. Our periodic reports we file with the Securities and Exchange Commission and Canadian provincial authorities may be viewed at http://www.sec.gov and www.sedar.com.

For further information contact:
GeoGlobal Resources Inc. www.geoglobal.com	The Equicom Group
Paul B. Miller, President and CEO Carla Boland, Investor Relations and Corporate Affairs	Dave Feick, Managing Director, Western Canada
Phone: +1 403 777-9250 Fax: +1 403 777-9199 Email: info@geoglobal.com	Phone: +1 403 218-2839 Fax: +1 403 218-2830 Email: dfeick@equicomgroup.com